Exhibit 1.1

Satzung	Articles of Association Convenience Translation
I. ALLGEMEINE BESTIMMUNGEN	I. GENERAL PROVISIONS
§ 1 Firma, Sitz	Section 1 Corporate Name, Registered Office

1. Die Gesellschaft führt die Firma Innocoll AG.	1. The name of the Company is Innocoll AG.

2. Die Gesellschaft hat ihren Sitz in Saal an der Donau.	2. The Company has its registered office at Saal an der Donau.
§ 2 Gegenstand der Gesellschaft	Section 2 Object of Business

1. Gegenstand der Gesellschaft ist das Halten und Verwalten von Beteiligungen sowie beteiligungsähnlichen Rechten insbesondere im Medizinprodukte- und Pharmabereich.	1. The object of the Company is holding and managing of participations in enterprises, and of similar rights, in particular but not limited to medicine products and the pharmaceutical area.

2. Die Gesellschaft ist zu allen Geschäften und Maßnahmen berechtigt, die dem Gesellschaftszweck unmittelbar oder mittelbar dienen können und die zur Erreichung des Gesellschaftszwecks notwendig oder nützlich erscheinen. Die Gesellschaft ist ferner berechtigt, Niederlassungen zu errichten sowie Beteiligungen an gleichartigen oder ähnlichen Gesellschaften zu erwerben.	2. The Company may conduct all business which directly or indirectly may serve its object and which appear necessary or useful to reach the purpose of the Company. The Company may establish branch offices and may acquire participations in enterprises of the same or similar kind.
§ 3 Bekanntmachungen	Section 3 Announcements

Bekanntmachungen der Gesellschaft erfolgen im Bundesanzeiger.	Announcements of the Company shall be published in the federal gazette (Bundesanzeiger).

II. GRUNDKAPITAL UND AKTIEN	II. REGISTERED SHARE CAPITAL AND SHARES
§ 4 Grundkapital	Section 4 Share Capital

1. Das Grundkapital der Gesellschaft beträgt EUR 1.568.155 (in Worten: Euro eine Million fünfhundertachtundsechzigtausend einhundertfünfundfünfzig).	1. The share capital of the Company amounts to EUR 1,568,155 (in words: euro one million five hundred sixty eight thousand one hundred fifty five).

2. Es ist eingeteilt in 1.568.155 Stückaktien ohne Nennbetrag.	2. It is divided into 1,568,155 non-par value shares.

3. Die Aktien der Gesellschaft lauten auf den Namen.	3. The shares are registered in the name of the owner.

4. Die Form der Aktienurkunden und der Gewinnanteil- und Erneuerungsscheine sowie von Schuldverschreibungen und Zins- und Erneuerungsscheinen setzt der Vorstand mit Zustimmung des Aufsichtsrats fest. Ein Anspruch der Aktionäre auf Verbriefung ihrer Anteile ist ausgeschlossen, soweit dies gesetzlich und börsenrechtlich zulässig ist.	4. The form of the share certificates, dividend and renewal coupons, as well as of debenture bonds, interest and renewal coupons shall be determined by the management board with the consent of the supervisory board. Any rights of the shareholders regarding a securitization of their shares are excluded to the extent permitted by law or the relevant stock exchange rules.

5. Das Grundkapital wurde durch Sacheinlagen erbracht, indem die Gesellschafter des bisherigen Rechtsträgers, der Innocoll GmbH mit Sitz in Saal an der Donau, eingetragen in das Handelsregister des Amtsgerichts Regensburg unter HRB 13807 („Innocoll GmbH“), diese Gesellschaft formwechselnd nach den §§ 190 ff. UmwG in die Rechtsform der Aktiengesellschaft umgewandelt haben. Das nach Abzug der Schulden verbleibende (freie) Vermögen der Innocoll GmbH hat mindestens den Betrag des Grundkapitals der Innocoll AG erreicht.	5. The share capital was contributed as a contribution in kind, by way of the shareholders of the former legal entity, Innocoll GmbH with its seat in Saal an der Donau, registered with the commercial register of the Local Court of Regensburg under HRB 13807 (“Innocoll GmbH”), have transformed this entity by way of a transformation pursuant to Sec. 190 et seq. of the German Transformation Act (UmwG) into a stock corporation (Aktiengesellschaft). The (free) assets of Innocoll GmbH remaining after deducting the Company’s debt amounts to at least the amount of the Innocoll AG’s share capital (Grundkapital).

6. Im Zuge des Formwechsels haben die Aktionäre der Innocoll AG folgende Aktien	6. In course of the change of form the shareholders of Innocoll AG have as-

2

übernommen:	sumed the following shares:

a) Rolf D. Schmidt hat 27.222 Stückaktien übernommen.	a) Rolf D. Schmidt has assumed 27,222 non-par value shares.

b) Big Creek, LP hat 61.351 Stückaktien übernommen.	b) Big Creek, LP has assumed 61,351 non-par value shares.

c) Friedrich William Schmidt hat 20.976 Stückaktien übernommen.	c) Friedrich William Schmidt has assumed 20,976 non-par value shares.

d) Investment Partners, L.P. hat 84.275 Stückaktien übernommen.	d) Investment Partners, L.P. has assumed 84,275 non-par value shares.

e) CAM Investment Cayman Holdings LP hat 277.083 Stückaktien übernommen.	e) CAM Investment Cayman Holdings LP has assumed 277,083 non-par value shares.

f) Value Recovery Fund hat 7.415 Stückaktien übernommen.	f) Value Recovery Fund has assumed 7,415 non-par value shares.

g) NewSmith Opportunities Private Equity Fund LP hat 128.662 Stückaktien übernommen.	g) NewSmith Opportunities Private Equity Fund LP has assumed 128,662 non-par value shares.

h) Morgan Stanley & Co., LLC hat 226.015 Stückaktien übernommen.	h) Morgan Stanley & Co., LLC has assumed 226,015 non-par value shares.

i) Anthony Wild hat 47.139 Stückaktien übernommen.	i) Anthony Wild has assumed 47,139 non-par value shares.

j) James Culverwell hat 18.214 Stückaktien übernommen.	j) James Culverwell has assumed 18,214 non-par value shares.

k) Gordon Dunn hat 28.756 Stückaktien übernommen.	k) Gordon Dunn has assumed 28,756 non-par value shares.

l) Paul Oxholm hat 1.581 Stückaktien übernommen.	l) Paul Oxholm has assumed 1,581 non-par value shares.

m) Michael Myers hat 2.654 Stückaktien übernommen.	m) Michael Myers has assumed 2,654 non-par value shares.

n) Langer VC Holdings LLLP hat 6.942 Stückaktien übernommen.	n) Langer VC Holdings LLLP has assumed 6,942 non-par value shares.

o) Dennis H. Langer hat 7.107 Stückaktien übernommen.	o) Dennis H. Langer has assumed 7,107 non-par value shares.

p) Jon Symonds hat 18.590 Stückaktien	p) Jon Symonds has assumed

3

übernommen.	18,590 non-par value shares.

q) Shumeet Banerji hat 16.968 Stückaktien übernommen.	q) Shumeet Banerji has assumed 16,968 non-par value shares.

r) David Brennan hat 13.245 Stückaktien übernommen.	r) David Brennan has subscribed to 13,245 non-par value shares.

s) Stephen Zimmerman hat 4.842 Stückaktien übernommen.	s) Stephen Zimmerman has subscribed to 4,842 non-par value shares.

t) Michael Marks hat 4.842 Stückaktien übernommen.	t) Michael Marks has subscribed to 4,842 non-par value shares.

u) Richard Milliken hat 644 Stückaktien übernommen.	u) Richard Milliken has subscribed to 644 non-par value shares.

7. Die Gründung der Innocoll GmbH erfolgte im Wege der Sachgründung. Hierbei haben die folgenden Gründungsgesellschafter der Innocoll GmbH folgende Sacheinlagen erbracht:	7. Innocoll GmbH has been incorporated by contributions in kind. The following founders of Innocoll GmbH have made the following contributions in kind:

a) Rolf D. Schmidt hat bei Gründung die Geschäftsanteile mit lfd. Nr. 1 bis Nr. 7.080, in Höhe von insgesamt EUR 7.080,00 (in Worten: Euro siebentausendachtzig) übernommen. Er hat bei Gründung hierzu 2.337 Stammgeschäftsanteile (lfd. Nr. 1 bis 2.337), 411 Vorzugsgeschäftsanteile Serie B (lfd. Nr. 2.338 bis Nr. 2.748), 2.561 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 2.749 bis Nr. 5.309) und 1.771 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 5.310 bis Nr. 7.080) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile Nr. 1 bis 7.080 zu leistenden Einlagen sind durch Einbringung von 1.028.249 Stammanteilen, 84.935 Vorzugsanteilen der Serie B, 338.061 Vorzugsanteilen der Serie C sowie 233.831 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Rolf D. Schmidt gehaltener Anteile an der Innocoll Holdings, Inc., einer nach dem Recht des Staates	a) Rolf D. Schmidt has in the course of incorporation subscribed for the shares no. 1 to no. 7,080, in the total amount of EUR 7,080.00 (in words: seven thousand eighty). He has, therefore, in the course of incorporation subscribed for 2,337 ordinary shares (no. 1 to no. 2,337), 411 Preferred Shares Series B (no. 2,338 to no. 2,748), 2,561 Preferred Shares Series C (no. 2,749 to no. 5,309) and 1,771 Preferred Shares Series D (no. 5,310 to no. 7,080) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares no. 1 to 7,080 was be effected by contributing 1,028,249 common shares, 84,935 preferred shares Series B, 338,061 preferred shares Series C and 233,831 preferred shares Series D, in any way all shares held by Rolf D. Schmidt in Innocoll Holdings, Inc., a corporation duly organized and existing under the

4

Delaware/USA gegründeten und bestehenden Gesellschaft mit Sitz in 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, eingetragen beim Secretary of State des Staates Delaware unter der Nr. 2834305, („Innocoll Holdings Inc.“) erbracht worden.	laws of Delaware/USA having its seat at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, registered with the Secretary of the State Delaware under no. 2834305 (“Innocoll Holdings Inc.”).

b) Big Creek, LP hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 7.081 bis Nr. 75.598, in Höhe von insgesamt EUR 68.518,00 (in Worten: Euro achtundsechzigtausendfünfhundertachtzehn) übernommen. Big Creek, LP hat bei Gründung hierzu 17.716 Stammgeschäftsanteile (lfd. Nr. 7.081 bis Nr. 24.796), 23.563 Vorzugsgeschäftsanteile Serie B (lfd. Nr. 24.797 bis Nr. 48.359), 27.100 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 48.360 bis Nr. 75.459 und 139 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 75.460 bis Nr. 75.598) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 7.794.982 Stammanteilen, 4.872.686 Vorzugsanteilen der Serie B, 3.577.237 Vorzugsanteilen der Serie C sowie 18.383 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Big Creek, LP gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	b) Big Creek, LP has in the course of incorporation subscribed for the shares no. 7,081 to no. 75,598 in the total amount of EUR 68,518.00 (in words: euro sixty eight thousand five hundred eighteen). Big Creek, LP has, therefore, in the course of incorporation subscribed for 17,716 ordinary shares (no. 7,081 to no. 24,796), 23,563 Preferred Shares Series B (no. 24,797 to no. 48,359), 27,100 Preferred Shares Series C (no. 48,360 to no. 75,459) and 139 Preferred Shares Series D (no. 75,460 to no. 75,598) in the nominal amount of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 7,794,982 common shares, 4,872,686 preferred shares Series B, 3,577,237 preferred shares Series C and 18,383 preferred shares Series D, in any way all shares held by Big Creek, LP in Innocoll Holdings Inc.

c) Friedrich William Schmidt hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 75.599 bis 88.281, in Höhe von insgesamt EUR 12.683,00 (in Worten: Euro zwölftausendsechshundertdreiundacht-zig) übernommen. Er hat bei Gründung hierzu 1.561 Stammgeschäftsanteile (lfd. Nr.	c) Friedrich William Schmidt has in the course of incorporation subscribed for the shares no. 75,599 to no. 88,281 in the total amount of EUR 12,683.00 (in words: euro twelve thousand six hundred eighty three). He has, therefore, in the course of incorporation subscribed for 1,561 ordinary shares

5

75.599 bis Nr. 77.159), 5.729 Vorzugsgeschäftsanteile Serie B (lfd. Nr. 77.160 bis Nr. 82.888), 3.761 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 82.889 bis Nr. 86.649) und 1.632 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 86.650 bis Nr. 88.281) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 686.901 Stammanteilen, 1.184.679 Vorzugsanteilen der Serie B, 496.408 Vorzugsanteilen der Serie C sowie 215.449 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Friedrich William Schmidt gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	(no. 75,599 to no. 77,159), 5,729 Preferred Shares Series B (no. 77,160 to no. 82,888), 3,761 Preferred Shares Series C (no. 82,889 to no. 86,649) and 1,632 Preferred Shares Series D (no. 86,650 to no. 88,281) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 686,901 common shares, 1,184,679 preferred shares Series B, 496,408 preferred shares Series C and 215,449 preferred shares Series D in any way all shares held Friedrich William Schmidt in Innocoll Holdings Inc.

d) Investment Partners, L.P. hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 88.282 bis Nr. 159.149, in Höhe von insgesamt EUR 70.868,00 (in Worten: Euro siebzigtausendachthundertachtundsechzig) übernommen. Investment Partners, LP hat bei Gründung hierzu 16.568 Stammgeschäftsanteile (lfd. Nr. 88.282 bis Nr. 104.849), 23.531 Vorzugsgeschäftsanteile Serie B (lfd. Nr. 104.850 bis Nr. 128.380), 25.906 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 128.381 bis Nr. 154.286) und 4.863 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 154.287 bis Nr. 159.149) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 7.289.868 Stammanteilen, 4.866.066 Vorzugsanteilen der Serie B, 3.419.596 Vorzugsanteilen der Serie C sowie 641.943 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Investment Partners, L.P. gehaltener	d) Investment Partners, L.P. has in the course of incorporation subscribed for the shares no. 88,282 to no. 159,149 in the total amount of EUR 70,868.00 (in words: euro seventy thousand eight hundred sixty eight). Investment Partners, L.P. has, therefore, in the course of incorporation subscribed for 16,568 ordinary shares (no. 88,282 to no. 104,849), 23,531 Preferred Shares Series B (no. 104,850 to no. 128,380), 25,906 Preferred Shares Series C (no. 128,381 to no. 154,286) and 4,863 Preferred Shares Series D (no. 154,287 to no. 159,149) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 7,289,868 common shares, 4,866,066 preferred shares Series B, 3,419,596 preferred shares Series C and 641,943 preferred shares Series D, in any way all shares held by

6

Anteile an der Innocoll Holdings, Inc., erbracht worden.	Investment Partners, L.P. in Innocoll Holdings, Inc.

e) CAM Investment Cayman Holdings LP hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 159.150 bis Nr. 415.048, in Höhe von insgesamt EUR 255.899,00 (in Worten: Euro zweihundertfünfund-fünzigtausendachthundertneunund-neunzig) übernommen. CAM Investment Cayman Holdings LP hat bei Gründung hierzu 158.320 Vorzugsgeschäftsanteile Serie A (lfd. Nr. 159.150 bis Nr. 317.469), 71.438 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 317.470 bis Nr. 388.907) und 26.141 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 388.908 bis Nr. 415.048) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 9.839.097 Vorzugsanteilen der Serie A, 9.429.751 Vorzugsanteilen der Serie C sowie 3.450.666 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von CAM Investment Cayman Holdings LP gehaltener Anteile an der Innocoll Holdings, Inc.,erbracht worden.	e) CAM Investment Cayman Holdings LP has in the course of incorporation subscribed for the shares no. 159,150 to no. 415,048 in the total amount of EUR 255,899.00 (in words: euro two hundred fifty five thousand eight hundred ninety nine). CAM Investment Cayman Holdings, LP has, therefore, in the course of incorporation subscribed for 158,320 Preferred Shares Series A (no. 159,150 to no. 317,469), 71,438 Preferred Shares Series C (no. 317,470 to no. 388,907) and 26,141 Preferred Shares Series D (no. 388,908 to no. 415,048) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 9,839,097 preferred shares Series A, 9,429,751 preferred shares Series C and 3,450,666 preferred shares Series D, in any way all shares held by CAM Investment Cayman Holdings LP in Innocoll Holdings, Inc.

f) Value Recovery Fund hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 415.049 bis Nr. 416.645, in Höhe von insgesamt EUR 1.597,00 (in Worten: Euro eintausendfünfhundertsiebenundneunzig) übernommen. Value Recovery Fund hat bei Gründung hierzu 1.597 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 415.049 bis Nr. 416.645) zum Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von	f) Value Recovery Fund has in the course of incorporation subscribed for the shares no. 415,049 to no. 416,645 in the total amount of EUR 1,597.00 (in words: euro one thousand five hundred ninety seven). Value Recovery Fund has, therefore, in the course of incorporation subscribed for 1,597 Preferred Shares Series D (no. 415,049 to no. 416,645) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was

7

210.815 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Value Recovery Fund gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	effected by contributing 210,815 preferred shares Series D, in any way all shares held by Value Recovery Fund in Innocoll Holdings, Inc.

g) NewSmith Opportunities Private Equity Fund LP hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 416.646 bis Nr. 567.562, in Höhe von insgesamt EUR 150.917,00 (in Worten: Euro einhundertfünfzigtausend neunhundertsiebzehn) übernommen. NewSmith Opportunities Private Equity Fund LP hat bei Gründung hierzu 105.547 Vorzugs-geschäftsanteile Serie A (lfd. Nr. 416.646 bis Nr. 522.192), 26.850 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 522.193 bis Nr. 549.042) und 18.520 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 549.043 bis Nr. 567.562) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 6.559.398 Vorzugsanteilen der Serie A, 3.544.144 Vorzugsanteilen der Serie C sowie 2.444.704 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von NewSmith Opportunities Private Equity Fund LP gehaltener Anteile an der Innocoll Holdings, Inc.,erbracht worden.	g) NewSmith Opportunities Private Equity Fund LP has in the course of incorporation subscribed for the shares no. 416,646 to no. 567,562 in the total amount of EUR 150,917.00 (in words: euro one hundred fifty thousand nine hundred seventeen). NewSmith Opportunities Private Equity Fund LP, has, therefore, in the course of incorporation subscribed for 105,547 Preferred Shares Series A (no. 416,646 to no. 522,192), 26,850 Preferred Shares Series C (no. 522,193 to no. 549,042) and 18,520 Preferred Shares Series D (no. 549,043 to no. 567,562) with a nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 6,559,398 preferred shares Series A, 3,544,144 preferred shares Series C and 2,444,704 preferred shares Series D, in any way all shares held by NewSmith Opportunities Private Equity Fund LP in Innocoll Holdings, Inc.

h) Morgan Stanley & Co., LLC hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 567.563 bis Nr. 718.251, in Höhe von insgesamt EUR 150.689,00 (in Worten: einhundertfünfzigtausend- sechshundertneunundachtzig) übernommen. Morgan Stanley & Co., LLC hat bei Gründung hierzu 52.773 Vorzugsgeschäftsanteile Serie A (lfd. Nr. 567.563 bis Nr. 620.335), 43.384 Vorzugsgeschäftsanteile Serie C (lfd.	h) Morgan Stanley & Co., LLC has in the course of incorporation subscribed for the shares no. 567,563 to no. 718,251 in the total amount of EUR 150,689.00 (in words: euro one hundred fifty thousand six hundred eighty nine). Morgan Stanley & Co. LLC has, therefore, in the course of incorporation subscribed for 52,773 Preferred Shares Series A (no. 567,563 to

8

Nr. 620.336 bis Nr. 663.719) und 54.532 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 663.720 bis Nr. 718.251) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 3.279.699 Vorzugsanteilen der Serie A, 5.726.750 Vorzugsanteilen der Serie C sowie 7.198.250 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Morgan Stanley & Co., LLC gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	no. 620,335), 43,384 Preferred Shares Series C (no. 620,336 to no. 663,719) und 54,532 Preferred Shares Series D (no. 663,720 to no. 718,251) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 3,279,699 preferred shares Series A, 5,726,750 preferred shares Series C and 7,198,250 preferred shares Series D, in any way all shares held by Morgan Stanley & Co., LLC in Innocoll Holdings, Inc.

i) Anthony Wild hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 718.252 bis Nr. 729.244, in Höhe von insgesamt EUR 10.993,00 (in Worten: Euro zehntausendneunhundertdreiundneunzig) übernommen. Er hat bei Gründung hierzu 568 Stammgeschäftsanteile (lfd. Nr. 718.252 bis Nr. 718.819) und 10.425 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 718.820 bis Nr. 729.244) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 250.000 Stammanteilen und 1.376.063 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Anthony Wild gehaltener Anteile an der Innocoll Holdings, Inc. ,erbracht worden.	i) Anthony Wild has in the course of incorporation subscribed for the shares no. 718,252 to no. 729,244 in the total amount of EUR 10,993.00 (in words: euro then thousand nine hundred ninety three). He has, therefore, in the course of incorporation subscribed for 568 ordinary shares (no. 718,252 to no. 718,819) and 10,425 Preferred Shares Series D (no. 718,820 to no. 729,244) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 250,000 common shares and 1,376,063 preferred shares Series D, in any way all shares held by Anthony Wild in Innocoll Holdings, Inc.

j) James Culverwell hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 729.245 bis Nr. 733.232, in Höhe von insgesamt EUR 3.988,00 (in Worten: Euro dreitausendneunhundertacht-undachtzig) übernommen. Er hat bei Gründung hierzu 633 Vorzugsgeschäftsanteile Serie C (lfd.	j) James Culverwell has in the course of incorporation subscribed for the shares no. 729,245 to no. 733,232 in the total amount of EUR 3,988.00 (in words: euro three thousand nine hundred eighty eight). He has, therefore, in the course of incorporation sub-

9

Nr. 729.245 bis Nr. 729.877) und 3.355 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 729.878 bis Nr. 733.232) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 83.520 Vorzugsanteilen der Serie C und 442.865 Vorzugsanteile der Serie D, jedenfalls sämtlicher von James Culverwell gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	scribed for 633 Preferred Shares Series C (no. 729,245 to no. 729,877) and 3,355 Preferred Shares Series D (no. 729,878 to no. 733,232) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 83,520 preferred shares Series C and 442,865 preferred shares Series D, in any way all shares held by James Culverwell in Innocoll Holdings, Inc.

k) Gordon Dunn hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 733.233 bis Nr. 736.667, in Höhe von insgesamt EUR 3.435,00 (in Worten: Euro dreitausendvierhundertfünfund-dreißig) übernommen. Er hat bei Gründung hierzu 3.435 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 733.233 bis Nr. 736.667) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 453.469 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Gordon Dunn gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	k) Gordon Dunn has in the course of incorporation subscribed for the shares no. 733,233 to no. 736,667 in the total amount of EUR 3,435.00 (in words: euro three thousand four hundred thirty five). He has, therefore, in the course of incorporation subscribed for 3,435 Preferred Shares Series D (no. 733,233 to no. 736,667) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 453,469 preferred shares Series D, in any way all shares held by Gordon Dunn in Innocoll Holdings, Inc.

l) Paul Oxholm hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 736.668 bis Nr. 737.213, in Höhe von insgesamt EUR 546,00 (in Worten: Euro fünfhundertsechsundvierzig) übernommen. Er hat bei Gründung hierzu 546 Vorzugsgeschäftsanteile Serie C (lfd. Nr. 736.668 bis Nr. 737.213) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch	l) Paul Oxholm has in the course of incorporation subscribed for the shares no. 736,668 to no. 737,213 in the total amount of EUR 546.00 (in words: euro five hundred forty six). He has, therefore, in the course of incorporation subscribed for 546 Preferred Shares Series C (no. 736,668 to no. 737,213) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed

10

Einbringung von 442.658 Stammanteilen und 72.019 Vorzugsanteilen der Serie C, jedenfalls sämtlicher von Paul Oxholm gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	shares was effected by contributing 442,658 common shares and 72,019 preferred shares Series C, in any way all shares held by Paul Oxholm in Innocoll Holdings, Inc.

m) Michael Myers hat bei Gründung die Geschäftsanteile mit der lfd. Nr. 737.214 bis Nr. 738.623, in Höhe von insgesamt EUR 1.410,00 (in Worten: Euro eintausendvierhundertzehn) übernommen. Er hat bei Gründung hierzu 1.410 Vorzugsgeschäftsanteile Serie D (lfd. Nr. 737.214 bis Nr. 738.623) im Nominalwert von jeweils EUR 1,00 (in Worten: Euro eins) übernommen. Die auf die übernommenen Geschäftsanteile zu leistenden Einlagen sind durch Einbringung von 186.153 Vorzugsanteilen der Serie D, jedenfalls sämtlicher von Michael Myers gehaltener Anteile an der Innocoll Holdings, Inc., erbracht worden.	m) Michael Myers has in the course of incorporation subscribed for the shares no. 737,214 to no. 738,623 in the total amount of EUR 1,410.00 (in words: euro one thousand four hundred ten). He has, therefore, in the course of incorporation subscribed for 1,410 Preferred Shares Series D (no. 737,214 to no. 738,623) with the nominal value of EUR 1.00 each (in words: euro one). The contribution to be provided as consideration for the subscribed shares was effected by contributing 186.153 preferred shares Series D, in any way all shares held by Michael Myers in Innocoll Holdings, Inc.

8. Der Vorstand ist ermächtigt, das Grundkapital der Gesellschaft mit Zustimmung des Aufsichtsrates bis zum 15. Juni 2019 durch Ausgabe neuer Namensaktien ohne Nennbetrag gegen Bareinlagen oder gegen Sacheinlagen einmalig oder mehrmals um insgesamt bis zu EUR 205.199 zu erhöhen („Genehmigtes Kapital I“). Der Vorstand ist ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre auszuschließen. Der Vorstand legt den Ausgabebetrag der neuen Aktien fest und kann den Beginn ihrer Gewinnberechtigung abweichend von § 60 Abs. 2 AktG festsetzen. Der Vorstand wird ermächtigt, mit Zustimmung des Aufsichtsrats den weiteren Inhalt der Aktienrechte und die weiteren Einzelheiten der Durchführung von Kapitalerhöhungen aus dem	8. The management board shall be entitled to increase the Company’s share capital, with the approval of the supervisory board, until 15 June 2019 against contribution in cash or in kind once or several times by issuing new non-par value shares registered in the name of the owner, in aggregate by up to EUR 205,199 (“Authorized Capital I”). The management board shall be entitled, with the approval of the supervisory board, to exclude the subscription right of the shareholders. The management board determines the subscription amount of the new shares and may fix the commencement of their entitlement to profit diverging from Sec. 60 para. 2 of the German Stock Corporation Act (AktG). The management board shall be entitled, with the approval of the supervisory

11

Genehmigten Kapital I festzulegen.	board, to determine the further content of the rights to the shares and the further conditions of the proceeding of share capital increases out of the Authorized Capital I.

Der Aufsichtsrat wird ermächtigt, die Fassung der Satzung nach vollständiger oder teilweiser Durchführung der Erhöhung des Grundkapitals aus dem Genehmigten Kapital I oder nach Ablauf der Ermächtigungsfrist entsprechend dem Umfang der Kapitalerhöhung aus dem Genehmigten Kapital I anzupassen.	The supervisory board shall be entitled to adjust the versions of the articles of association after full or partial implementation of the share capital increase out of the Authorized Capital I, or after expiry of the authorization period according to the amount of the total share capital increase out of the Authorized Capital.

9. Der Vorstand ist ermächtigt, mit Zustimmung des Aufsichtsrates das Grundkapital der Gesellschaft bis zum 15. Juni 2019 durch Ausgabe neuer Namensaktien ohne Nennbetrag gegen Bareinlagen oder gegen Sacheinlagen einmalig oder mehrmals um insgesamt bis zu EUR 97.154 zu erhöhen („Genehmigtes Kapital II“). Der Vorstand ist ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre auszuschließen. Der Vorstand legt den Ausgabebetrag der neuen Aktien fest und kann den Beginn ihrer Gewinnberechtigung abweichend von § 60 Abs. 2 AktG festsetzen. Der Vorstand wird ermächtigt, mit Zustimmung des Aufsichtsrats den weiteren Inhalt der Aktienrechte und die weiteren Einzelheiten der Durchführung von Kapitalerhöhungen aus dem Genehmigten Kapital II festzulegen.	9. The management board shall be entitled to increase the Company’s share capital, with the approval of the supervisory board, until 15 June 2019 against contribution in cash or in kind once or several times by issuing new non-par value shares registered in the name of the owner, in aggregate by up to EUR 97,154 (“Authorized Capital II”). The management board shall be entitled, with the approval of the supervisory board, to exclude the subscription right of the shareholders. The management board determines the subscription amount of the new shares and may fix the commencement of their entitlement to profit diverging from of Sec. 60 para. 2 AktG. The management board shall be entitled, with the approval of the supervisory board, to determine the further content of the rights to the shares and the further conditions of the proceeding of share capital increases out of the Authorized Capital II.

Der Aufsichtsrat wird ermächtigt, die Fassung der Satzung nach vollständiger oder teilweiser Durchführung der Erhöhung des Grundkapitals aus dem Genehmigten Kapital II oder nach Ablauf der Ermächtigungsfrist entsprechend dem Umfang der Kapitalerhöhung aus	The supervisory board shall be entitled to adjust the versions of the articles of association after full or partial proceeding of the share capital increase out of the Authorized Capital II, or after expiry of the authorization period according to the amount

12

dem Genehmigten Kapital II anzupassen.	of the total share capital increase out of the Authorized Capital II.

10. Der Vorstand wird ermächtigt, mit Zustimmung des Aufsichtsrates das Grundkapital bis zum 3. Dezember 2019 durch Ausgabe neuer Namensaktien ohne Nennbetrag gegen Bar- oder Sacheinlagen einmal oder mehrmals, insgesamt jedoch um bis zu EUR 452.248 zu erhöhen („Genehmigtes Kapital III“).	10. The management board shall be entitled to increase the Company’s share capital, with the approval of the supervisory board, by 3 December 2019 by issuing new non-par value shares registered in the name of the owner against cash contribution or contribution in kind once or several times, but only up to an aggregate amount of EUR 452,248. (“Authorized Capital III”).

Der Vorstand ist ferner ermächtigt, mit Zustimmung des Aufsichtsrates das Bezugsrecht der Aktionäre auszuschließen,	The management board is further authorized to exclude the subscription right of the shareholders with the approval of the supervisory board

a) soweit es erforderlich ist, um Spitzenbeträge auszugleichen,	a) to the extent is necessary in order to balance fractional amounts,

b) wenn der Ausgabebetrag der neuen Aktien den Börsenpreis der bereits börsennotierten Aktien gleicher Ausstattung nicht wesentlich im Sinne des § 186 Abs. 3 S. 4 AktG unterschreitet und soweit der auf die neuen Aktien entfallende Anteil am Grundkapital insgesamt 10% nicht übersteigt, und zwar weder im Zeitpunkt der Erteilung, des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Auf die 10%-Grenze sind Aktien anzurechnen, die in direkter oder entsprechender Anwendung des § 186 Abs. 3 S. 4 AktG (i) von der Gesellschaft veräußert wurden bzw. werden oder (ii) zur Bedienung von Schuldverschreibungen mit Wandlungs- oder Optionsrechten ausgegeben wurden bzw. auszugeben sind, in beiden Fällen vorausgesetzt, dass dies aufgrund einer im Zeitpunkt des Wirksamwerdens dieser Ermächtigung geltenden	b) where the subscription amount of the new shares is not significantly less than the stock exchange price of shares carrying the same rights already listed within the meaning of sec. 186 para 3 sentence 4 of the AktG, and where the portion in the registered share capital accruing to the new shares does not exceed 10% in total, neither at the time of issuance, consummation nor at the point of time the authorization is exercised. The 10% limit shall include shares which by direct application or application mutatis mutandis of sec. 186 para 3 sentence 4 of the AktG (i) were or will be disposed of by the Company, or (ii) were, or, as the case may be, will be issued with conversion or option rights to service the bonds, in both cases provided that this is done on the basis of a valid authorization at the time of the effective date of this authoriza-

13

Ermächtigung erfolgt,	tion,

c) soweit es erforderlich ist, um Inhabern von Optionsschuldverschreibungen oder Gläubigern von Wandelschuldverschreibungen, die von der Gesellschaft oder deren verbundenen Unternehmen/Konzerngesellschaften ausgegeben wurden oder werden, ein Bezugsrecht auf neue Aktien in dem Umfang zu gewähren, wie es ihnen nach Ausübung der Options- oder Wandlungsrechte bzw. nach Erfüllung von Wandlungspflichten zustünde,	c) to the extent is necessary in order to grant holders of option rights attached to bonds or creditors of convertible bonds which were or will be issued by the Company or any of its affiliated companies / group companies a right to subscribe for new shares in an amount they would be entitled to subsequent to the option or conversion rights being exercised or, as the case may be, following the discharge of conversion obligations,

d) wenn die Kapitalerhöhung gegen Sacheinlagen zum Zwecke des Erwerbs von Unternehmen oder Beteiligungen an Unternehmen erfolgt.	d) if the capital increase against contributions in kind is made for the purpose of acquiring other companies, or participations in other companies,

Der Vorstand legt den Ausgabebetrag der neuen Aktien fest und kann den Beginn ihrer Gewinnberechtigung abweichend von § 60 Abs. 2 AktG festsetzen. Der Vorstand wird ermächtigt, mit Zustimmung des Aufsichtsrats den weiteren Inhalt der Aktienrechte und die weiteren Einzelheiten der Durchführung von Kapitalerhöhungen aus dem Genehmigten Kapital III festzulegen.	The management board determines the subscription amount of the new shares and may fix the commencement of their entitlement to profit in diverging from Sec. 60 para. 2 AktG. The management board shall be entitled, with the approval of the supervisory board, to determine the further content of the rights to the shares and the further conditions of the proceeding of share capital increases out of the Authorized Capital III.

Der Aufsichtsrat wird ermächtigt, die Fassung der Satzung nach vollständiger oder teilweiser Durchführung der Erhöhung des Grundkapitals aus dem Genehmigten Kapital III oder nach Ablauf der Ermächtigungsfrist entsprechend dem Umfang der Kapitalerhöhung aus dem Genehmigten Kapital III anzupassen	The supervisory board shall be entitled, to adjust the version of the articles of association after full or partial implementation of the share capital increase out of the Authorized Capital III, or after expiry of the authorization period according to the amount of the total share capital increase out of the Authorized Capital III.

11. Die Kosten etwaiger Kapitalerhöhungen (Notar, Gericht, evtl. Genehmigungen,	11. Costs of capital increases, if any, (Notary, Court, permissions, if any, legal

14

Anwalt, Steuerberater) und ihrer Durchführung (einschließlich der Kosten von Zeichnungserklärungen der Aktionäre) werden von der Gesellschaft getragen, soweit dies nicht im Erhöhungsbeschluss anders geregelt wird.	and tax advisors) and their execution (including costs for subscription declarations of the shareholders) shall be borne by the Company, provided that the resolution on the capital increase does not contain a deviating regulation.

12. Das Grundkapital ist um bis zu EUR 150.920 (in Worten: Euro einhundertfünfzigtausend neunhundertzwanzig) durch Ausgabe von bis zu 150.920 auf den Namen lautenden Stückaktien bedingt erhöht („Bedingtes Kapital“). Die bedingte Kapitalerhöhung dient der Gewährung von Bezugsrechten an Mitglieder des Vorstands und Mitarbeiter der Gesellschaft und der Geschäftsführung und Mitarbeiter ihrer Tochtergesellschaften aufgrund des Aktienoptionsplans nach Maßgabe des Beschlusses der Hauptversammlung vom 4. Dezember 2014. Die bedingte Kapitalerhöhung erfolgt in dem Umfang, in dem von den Bezugsrechten Gebrauch gemacht wird und die Gesellschaft zur Erfüllung der Bezugsrechte keine eigenen Aktien gewährt. Die neuen Aktien nehmen vom Beginn des Geschäftsjahres an, in dem sie infolge der Ausübung von Bezugsrechten entstehen, am Gewinn teil.	12. The share capital is increased by up to EUR 150,920 (in words: one hundred fifty nine hundred twenty) by issuance of up to 150,920 non-par value shares registered in the name of the owner, (“Contingent Capital”). The contingent capital increase shall exclusively be made for the purpose of granting option rights to members of the management board and employees of the Company and its subsidiaries within the framework of the stock option plan pursuant to the resolution of the general meeting dated 4 December 2014. The contingent capital increase shall be implemented to the extent that the option rights are exercised by the grantees, and the Company does not use own shares to fulfil the option rights. The new shares shall be entitled to participate in the Company’s profits from the beginning of the business year in which they are issued

Der Aufsichtsrat wird ermächtigt, die Fassung der Satzung nach vollständiger oder teilweiser Durchführung der Erhöhung des Grundkapitals aus dem Bedingten Kapital anzupassen.	The supervisory board shall be entitled to adjust the version of the articles of association according to the issuance of new shares out of the Contingent Capital upon exercise of the option rights.

15

III. DER VORSTAND	III. THE MANAGEMENT BOARD
§ 5 Zusammensetzung und Geschäftsordnung	Section 5 Composition and Rules of Procedure

1. Der Vorstand der Gesellschaft besteht aus einem oder mehreren Mitgliedern. Die Zahl der Mitglieder des Vorstands bestimmt der Aufsichtsrat. Der Aufsichtsrat kann ein Mitglied des Vorstands zum Vorsitzenden und ein Mitglied zu seinem Stellvertreter ernennen.	1. The management board of the Company shall consist of one or several persons. The number of members of the management board shall be determined by the supervisory board. The supervisory board may appoint one member of the management board as chairman and one member of the management board as deputy chairman.

2. Die Beschlüsse des Vorstandes werden mit Stimmenmehrheit gefasst, soweit die Satzung oder die Geschäftsordnung des Vorstands nicht etwas anderes bestimmen. Bei Stimmengleichheit gibt die Stimme des Vorstandsvorsitzenden, im Fall seiner Verhinderung die des Stellvertretenden Vorstandsvorsitzenden, den Ausschlag. Ist kein Vorstandsvorsitzender ernannt, gilt bei Stimmgleichheit ein Antrag als abgelehnt.	2. Unless otherwise provided for by the articles of association or the rules of procedure of the management board, resolutions of the management board are adopted by a simple majority of the votes cast. In the event of equality of votes, the chairman or, if he is unavailable, the deputy chairman has the casting vote. If no chairman is appointed, a proposal for a resolution is deemed to be rejected in case of a tie of votes.

3. Der Aufsichtsrat erlässt eine Geschäftsordnung für den Vorstand und hat darin auch festzulegen, welche Art von Geschäften nur mit seiner Zustimmung vorgenommen werden dürfen.	3. The supervisory board shall adopt rules of procedure for the management board and shall therein also determine which transactions may only be effected with its consent.
§ 6 Vertretung	Section 6 Representation
1. Die Gesellschaft wird durch zwei Vorstandsmitglieder oder durch ein Vorstandsmitglied in Gemeinschaft mit einem Prokuristen vertreten. Hat die Gesellschaft nur ein Vorstandsmitglied, so ist dieses alleinvertretungsberechtigt.	1. The Company is represented legally by two members of the management board or by one member of the management board together with a company officer with registered signing-authority (Prokurist). In case the management board of the Company consists of only one person, this person

16

represents the Company alone.

2. Der Aufsichtsrat kann bestimmen, dass Vorstandsmitglieder einzeln zur Vertretung der Gesellschaft berechtigt sind. Er kann außerdem Vorstandsmitgliedern Befreiung vom Verbot der Mehrfachvertretung des § 181 Alt. 2 BGB erteilen; § 112 AktG bleibt unberührt.	2. The supervisory board may determine that a single member of the management board is authorized to represent the Company solely. It may also release members of the management board from the prohibition to represent more than one party pursuant to section 181 alternative 2 German Civil Code (BGB); section 112 AktG remains unaffected.

IV. DER AUFSICHTSRAT	IV. THE SUPERVISORY BOARD
§ 7 Zusammensetzung, Amtszeit	Section 7 Composition and term of office

1. Der Aufsichtsrat besteht aus sechs (6) Mitgliedern.	1. The supervisory board consists of six (6) members.

2. Soweit die Hauptversammlung nicht bei der Wahl für einzelne der von ihr zu wählenden Mitglieder oder für den gesamten Aufsichtsrat einen kürzeren Zeitraum beschließt, werden die Aufsichtsratsmitglieder bis zur Beendigung der ordentlichen Hauptversammlung bestellt, die über die Entlastung für das dritte (3) Geschäftsjahr nach dem Beginn der Amtszeit beschließt. Das Geschäftsjahr, in welchem die Amtszeit beginnt, wird nicht mitgerechnet.	2. Unless the shareholders’ meeting determines a shorter term for a single member of the supervisory board or for all members of the supervisory board at the time of their election, the members of the supervisory board are elected for a period up until the completion of the shareholders’ meeting which resolves on the discharge of the members of the supervisory board for the third (3) business year following the commencement of their respective term in office. The business year in which such term in office commences shall not be included in this calculation.

3. Die Wahl des Nachfolgers eines vor Ablauf seiner Amtszeit ausgeschiedenen Mitglieds erfolgt nur für den Rest der Amtszeit des ausgeschiedenen Mitglieds.	3. If a member of the supervisory board resigns prior to his term in office, the election of the successor shall only cover the remaining term in office of the resigning member.

4. Für Aufsichtsratsmitglieder können Ersatzmitglieder gewählt werden, die in einer bei der Wahl festgelegten Reihenfolge an die Stelle vorzeitig ausscheidender Aufsichtsratsmitglieder	4. Substitute members may be elected for supervisory board members, who shall, in an order determined at the time of election, replace the member who resigns prior to his term in office

17

für den Rest der Amtszeit des ausgeschiedenen Mitglieds treten.	for a period of time corresponding to that of the resigning member.

5. Jedes Mitglied und Ersatzmitglied des Aufsichtsrats kann sein Amt jederzeit durch eine unter Benachrichtigung des Vorsitzenden des Aufsichtsrats an den Vorstand zu richtende schriftliche Erklärung mit einer Frist von einem (1) Monat niederlegen. Das Recht zur Amtsniederlegung aus wichtigem Grund ohne Einhaltung einer Frist bleibt unberührt. Der Vorsitzende des Aufsichtsrats – oder im Falle der Niederlegung durch den Vorsitzenden, der Stellvertreter des Aufsichtsratsvorsitzenden – kann eine Fristverkürzung oder einen Verzicht auf die Frist erklären. Die Möglichkeit zur Niederlegung des Amts mit sofortiger Wirkung bei Vorliegen eines wichtigen Grundes bleibt unberührt.	5. Each member of the supervisory board and each substitute member may resign from office at any time by giving one (1) month written notice of his or her resignation to the chairman of the management board with a copy to the chairman of the supervisory board. The right to resign from office without a notice period for cogent reason remains unaffected. The chairman of the supervisory board or – in case he resigns from office - the deputy-chairman may shorten or waive the notice period. The possibility to resign from office for cogent reason with immediate effect remains unaffected.

6. Die Gesellschaft kann zugunsten der Mitglieder des Aufsichtsrates der Gesellschaft eine Vermögensschaden-Haftpflichtversicherung zu marktüblichen und angemessenen Konditionen je Mitglied abschließen, welche die gesetzliche Haftpflicht aus der Aufsichtsratstätigkeit abdeckt.	6. The Company, considering the standard market and appropriate conditions, may conclude liability insurance for the members of the supervisory board to cover their personal liability arising from their activities as supervisory board members.
§ 8 Vorsitzender und Stellvertreter	Section 8 Chairman and Deputy-Chairman

1. Der Aufsichtsrat wählt aus seiner Mitte einen Vorsitzenden und einen Stellvertreter für die Dauer ihrer Amtszeit im Aufsichtsrat oder einen kürzeren vom Aufsichtsrat bestimmten Zeitraum. Die Wahl des ersten Aufsichtsratsvorsitzenden und des ersten Stellvertreters erfolgt unter dem Vorsitz des lebensältesten anwesenden Mitglieds des Aufsichtsrats im Anschluss an die Hauptversammlung, in der die Aufsichtsratsmitglieder bestellt worden sind, in einer ohne besondere	1. The supervisory board shall elect amongst its members a chairman and one deputy-chairman for their term in office as supervisory board members or a shorter period determined by the supervisory board. Under the chair of the oldest present member of the supervisory board, the election of the first chairman of the supervisory board and of the first deputy chairman of the supervisory board shall take place in a meeting following the shareholders’ meeting, in which the members of the

18

Einberufung stattfindenden Sitzung. Dasselbe gilt entsprechend für den Fall der gerichtlichen Bestellung.	supervisory board have been elected and shall be held without special convening. The same shall apply in the event that the members of the supervisory board are appointed by the court.

2. Scheidet der Aufsichtsratsvorsitzende oder sein Stellvertreter während der Amtszeit aus, so hat der Aufsichtsrat unverzüglich einen Nachfolger für die restliche Amtszeit des Ausgeschiedenen zu wählen.	2. If the chairman or deputy-chairman resigns from office prior to his term in office, the supervisory board has to elect a successor immediately for the remaining term of office of the resigning person.
§ 9 Einberufung und Beschlussfassung	Section 9 Convocation and Voting

1. Der Aufsichtsratsvorsitzende beruft die Sitzungen des Aufsichtsrats ein. Die Einberufung wird in Textform (z.B. per Brief, Telefax oder E-Mail) an die dem Vorstand zuletzt mitgeteilte Adresse versandt. In dringenden Fällen kann der Aufsichtsratsvorsitzende Sitzungen auch telefonisch einberufen.	1. The chairman of the supervisory board shall convene the meetings of the supervisory board. Notices of the meetings shall be sent in written form (e.g. by letter, fax or email) to the address last made known to the management board. In urgent cases, the chairman of the supervisory board can also call meetings by telephone.

2. Die Sitzung ist 14 Tage vor dem Tag der Sitzung unter Angabe von Ort, Datum, Uhrzeit sowie der Tagesordnung und etwaiger Beschlussvorschläge einzuberufen. Bei der Berechnung der Frist werden der Tag der Absendung der Einladung und der Tag der Sitzung nicht mitgerechnet. In dringenden Fällen kann diese Frist abgekürzt werden.	2. Notice of the meeting is given with 14 days’ notice and such notice shall state the place, date, time and individual items on the agenda as well as the proposed resolution (if any). The day the notice is given and the day the meeting is hold shall not be included in the calculation of the notice period. In urgent cases, the notice period may be shortened.

3. Der Aufsichtsrat ist beschlussfähig, wenn alle Aufsichtsratsmitglieder eingeladen und mindestens drei Mitglieder an der Beschlussfassung teilnehmen. Ein Mitglied des Aufsichtsrates, das sich der Stimme enthält, nimmt an der Abstimmung teil. Mitglieder, die durch Telefon- oder Videokonferenz zugeschaltet sind, gelten als anwesend.	3. The supervisory board shall only constitute a quorum if all members of the supervisory board have been invited to the meeting and at least three members participate in the resolutions. A member of the supervisory board abstaining from voting shall be considered to participate in the voting. Supervisory board members who are attending the meeting by means of telephone or video conference shall

19

be deemed to be present.

4. Der Aufsichtsratsvorsitzende leitet die Sitzungen des Aufsichtsrates. Er bestimmt die Reihenfolge der Sitzungsgegenstände sowie die Art und Reihenfolge der Abstimmungen.	4. The chairman of the supervisory board shall chair the meetings of the supervisory board. He shall determine the order in which items are dealt with as well as the type and order of voting procedure.

5. Beschlüsse des Aufsichtsrates werden im Regelfall in Sitzungen gefasst. Außerhalb von Sitzungen können Beschlüsse mündlich, telefonisch, schriftlich, per E-Mail oder durch jede andere übliche Form der Telekommunikation, insbesondere per Videokonferenz , sowie durch Kombination der vorstehenden Möglichkeiten, gefasst werden, wenn alle Aufsichtsratsmitglieder an der Beschlussfassung teilnehmen oder wenn der Aufsichtsratsvorsitzende dies anordnet und kein Aufsichtsratsmitglied innerhalb einer angemessenen Zeit, die der Aufsichtsratsvorsitzende in seiner Anordnung bestimmt, der Beschlussfassung auf diesem Wege widerspricht.	5. In principle, resolutions of the supervisory board shall be adopted in meetings. Outside of meetings, resolutions can be adopted orally, by telephone, in writing, by fax, by email or by any other common means of communication, in particular by video conference, as well as by combination of the above-mentioned possibilities, if all members of the supervisory board participate in the adoption of the resolution or if the chairman of the supervisory board orders, and no member of the supervisory board objects to the adoption of the resolution by any such means within a reasonable period of time determined by the chairman of the supervisory board and stated in his order.

6. Abwesende Aufsichtsratsmitglieder können an der Beschlussfassung in einer Sitzung teilnehmen, indem sie ihre Stimmabgaben in Schriftform durch anwesende Mitglieder überreichen lassen. Die Aufsichtsratsmitglieder können ihre Stimme während der Sitzung auch per Telefax oder E-Mail unter der Voraussetzung abgeben, dass kein Aufsichtsratsmitglied einer derartigen Stimmabgabe widersprochen hat. Die Aufsichtsratsmitglieder können ihre Stimme auch in einem angemessenen Zeitraum, den der Aufsichtsratsvorsitzende bestimmt, auch per Telefon, Telefax, E-Mail oder durch jede andere übliche Form der Telekommunikation nach der Sitzung unter der Voraussetzung abgeben, dass kein Aufsichtsratsmitglied einer derartigen	6. Absent members of the supervisory board can participate in the voting in a meeting by submitting their votes in written form through other members present at the meeting. They may also cast their votes during a meeting by fax or by email, provided that no member of the supervisory board objects to voting by such means. They may also cast their votes following the meeting within a reasonable period of time to be determined by the chairman of the supervisory board by telephone, by fax, by email or by any other common means of communication, provided that no member of the supervisory board objects to voting by such means.

20

Stimmabgabe widersprochen hat.

7. Beschlüsse des Aufsichtsrates bedürfen der Mehrheit der abgegebenen Stimmen, soweit nicht durch die Satzung oder das Gesetz eine andere Mehrheit zwingend vorgeschrieben ist. Stimmenthaltungen gelten nicht als Stimmabgabe. Bei Stimmengleichheit entscheidet die Stimme des Vorsitzenden (Stichentscheid); das gilt auch bei Wahlen. Falls kein Vorsitzender ernannt ist oder der Vorsitzende nicht an der Abstimmung teilnimmt, gilt bei Stimmengleichheit ein Antrag als abgelehnt.	7. Unless the articles of association or statutory law provide for different rules, resolutions of the supervisory board are adopted by a simple majority of the votes cast. Votes abstaining from voting shall not be considered as a vote cast. In case of a tie vote, the chairman of the supervisory board shall have the decisive vote (casting vote); this also applies to elections. If no chairman is appointed or the chairman does not participate in the voting, an application is considered rejected in the event of a tie vote.

8. Über Gegenstände, die nicht auf der Tagesordnung stehen oder nicht ordnungsgemäß angekündigt wurden, darf verhandelt werden, wenn die anwesenden Aufsichtsratsmitglieder dies mit einfacher Mehrheit beschließen. Beschlüsse über solche Gegenstände dürfen nur gefasst werden, wenn kein in der Sitzung anwesendes Aufsichtsratsmitglied widerspricht und alle abwesenden Mitglieder diesem Verfahren innerhalb einer vom Aufsichtsratsvorsitzenden zu bestimmenden Frist nachträglich zustimmen. Der Beschluss wird erst mit Zustimmung der abwesenden Mitglieder wirksam.	8. Items not included in the agenda or not duly announced may be debated if the simple majority of the members of the supervisory board resolve to do so. Resolutions on such items may only be adopted if no member raises an objection in the meeting and all absent members of the supervisory board subsequently approve this procedure within a period to be set by the chairman of the supervisory board. Upon subsequently approval of all absent members, the resolution passed shall be valid.

9. Der Aufsichtsratsvorsitzende bestellt einen Protokollführer und entscheidet über die Zuziehung von Sachverständigen und Auskunftspersonen zur Beratung über einzelne Gegenstände der Tagesordnung. Über die Sitzungen und Beschlüsse des Aufsichtsrats sind Niederschriften anzufertigen, in denen der Ort und der Tag der Sitzung oder Beschlussfassung, die Teilnehmer, die Gegenstände der Tagesordnung, der wesentliche Inhalt der Verhandlungen und die Beschlüsse des Aufsichtsrats anzugeben sind. Über einen Beschluss, der außerhalb von Sitzungen	9. The chairman of the supervisory board shall arrange for a person to take down the minutes and decides whether to call upon experts or other persons able to provide information for dealing with individual points on the agenda. Minutes shall be kept of the meetings and the resolutions passed of the management board stating the place and day of the meeting or the resolution passed, the participants, the items of the agenda, the essential elements of the discussions and the resolutions passed. Any resolution

21

gefasst wird, ist eine schriftliche Niederschrift anzufertigen. Die Niederschrift ist vom Sitzungsleiter und dem von ihm benannten Protokollführer zu unterzeichnen. Eine Abschrift ist allen Aufsichtsratsmitgliedern unverzüglich zuzuleiten.	adopted outside of meetings shall be recorded in writing. These minutes shall be signed by the chairman of the meeting and the designated person taking down the minutes. A copy of these minutes shall be sent immediately to all members of the supervisory board.

10. Der Aufsichtsratsvorsitzende bzw. – bei Verhinderung des Vorsitzenden – sein Stellvertreter sind zur Abgabe jeglicher Willenserklärungen im Namen des Aufsichtsrats berechtigt, die zur Umsetzung der Aufsichtsratsbeschlüsse erforderlich sind. Der Aufsichtsratsvorsitzende bzw. – bei Verhinderung des Vorsitzenden – sein Stellvertreter sind befugt, Erklärungen für den Aufsichtsrat entgegenzunehmen.	10. The chairman of the supervisory board or, if he is not available, the deputy-chairman are authorized on behalf of the supervisory board to make declarations necessary to implement the resolutions of the supervisory board. The chairman of the supervisory board or, if he is not available, the deputy-chairman are authorized to accept declarations addressed to the supervisory board.
§ 10 Geschäftsordnung und Änderung der Satzungsfassung	Section 10 Rules of Procedure and amendments to the Articles of Association
1. Der Aufsichtsrat kann sich im Rahmen der gesetzlichen Vorschriften und der Bestimmungen dieser Satzung eine Geschäftsordnung geben. Er darf Ausschüsse bilden.	1. Within the rules of statutory law and of these articles of association, the supervisory board may adopt its own rules of procedure. The supervisory board may form committees.

2. Der Aufsichtsrat ist befugt, Änderungen der Satzung, die nur die Fassung betreffen, zu beschließen.	2. The supervisory board is authorized to pass resolutions concerning the amendments of the articles of association to the extent that such amendments only affect the wording of the articles of association.

§ 11 Vergütung	Section 11 Remuneration
1. Die Vergütung der Aufsichtsratsmitglieder wird von der Hauptversammlung festgelegt.	1. The shareholders’ meeting shall determine the remuneration of the members of the supervisory board.

2. Die Gesellschaft erstattet den Mitgliedern des Aufsichtsrats ihre Auslagen und die auf ihre Vergütung zu entrichtende	2. The members of the supervisory board shall be reimbursed by the Company for their expenses and VAT

22

Umsatzsteuer.	chargeable on their remuneration.

V. DIE HAUPTVERSAMMLUNG	V. THE SHAREHOLDERS’ MEETING

§ 12 Ort und Einberufung	Section 12 Venue and Convening

1. Die Hauptversammlung findet nach Wahl des einberufenden Organs am Sitz der Gesellschaft, am Sitz einer deutschen Wertpapierbörse, in einer deutschen Stadt mit mindestens 100.000 Einwohnern oder in Dublin (Irland) oder New York City (USA) statt.	1. The shareholders’ meeting shall take place, at the discretion of the convening body, at the registered office of the Company, at the seat of a German stock exchange, in a German city with at least 100,000 residents, or in Dublin (Ireland) or in New York City (USA).

2. Die Hauptversammlung wird durch den Vorstand oder, in den gesetzlich vorgeschriebenen Fällen, durch den Aufsichtsrat einberufen.	2. The shareholders’ meeting is convened by the management board or, in the cases provided by law, by the supervisory board.

3. Die Einberufung muss, sofern das Gesetz keine abweichende Frist vorsieht, mindestens sechsunddreißig (36) Tage vor dem Tag der Hauptversammlung im Bundesanzeiger bekannt gemacht werden. Der Tag der Hauptversammlung und der Tag der Einberufung sind für die Fristberechnung nicht mitzurechnen.	3. The convening of the shareholders’ meeting has to be published in the Federal Gazette (Bundesanzeiger) at least thirty six (36) days prior to the shareholders’ meeting, unless the statutory law stipulates a different period. The day the shareholders’ meeting is held and the day of convention shall not be included in this calculation for the thirty six (36) days notice period.

§ 13 Teilnahme und Stimmrecht	Section 13 Participation and Voting Right

1. Zur Teilnahme an der Hauptversammlung und zur Ausübung des Stimmrechts sind nur diejenigen Aktionäre berechtigt, die sich zur Hauptversammlung schriftlich, per Telefax oder in Textform in deutscher oder englischer Sprache angemeldet haben und im Aktienbuch der Gesellschaft verzeichnet sind. Die Anmeldung muss der Gesellschaft jeweils mindestens sechs Tage vor der Hauptversammlung unter der in der Einberufung hierfür mitgeteilten Adresse zugehen. Der Tag der Hauptversammlung und der Tag des	1. Only such shareholders are entitled to take part in the shareholders’ meeting and to exercise their voting rights, who have registered for their participation in writing, by fax or in text form in German or English language and who are recorded in the share register of the Company. The registration must be delivered to the Company at least six days prior to the shareholders’ meeting at the address specified for this purpose in the notice convening the shareholders’ meeting. The day

23

Zugangs sind nicht mitzurechnen.	the shareholders’ meeting is held and the day of receipt shall not be included in this calculation.

2. Der Vorstand ist ermächtigt, die Übertragung der Hauptversammlung vollständig oder auszugsweise in Bild und Ton zuzulassen. Eine entsprechende Ankündigung erfolgt in der Einberufung. Die Übertragung kann auch in einer Form erfolgen, zu der die Öffentlichkeit uneingeschränkt Zugang hat. Die Form der Übertragung ist in der Einberufung bekannt zu machen.	2. The management board is authorized to permit a full or partial audiovisual broadcast of the shareholders’ meeting. The broadcast shall be announced in the convention of the shareholders’ meeting. The broadcast may also take place in such form that the public has unrestricted access to it. The form of the broadcast shall be announced in the convention.

3. Jede Aktie gewährt in der Hauptversammlung eine Stimme.	3. Each share grants one vote in the shareholders’ meeting.

4. Das Stimmrecht kann durch einen Bevollmächtigten ausgeübt werden. Vollmachten, die nicht an ein Kreditinstitut, eine Aktionärsvereinigung oder eine andere der gemäß aktienrechtlichen Bestimmungen gleichgestellten Personen oder Institutionen erteilt werden, ihr Widerruf und der Nachweis der Bevollmächtigung gegenüber der Gesellschaft bedürfen der Textform (§ 126 b BGB). Der Nachweis der Bevollmächtigung kann der Gesellschaft auf einem vom Vorstand festzulegenden Weg der elektronischen Kommunikation übermittelt werden, der zusammen mit der Einberufung der Hauptversammlung bekannt gemacht wird.	4. The voting right may be exercised by a representative. Unless granted to a bank, a shareholders’ association or another person or organization treated equally by the regulations of the Stock Corporation Act, the granting of powers of attorney, its revocation and proof towards the Company shall be made in text form (Sec. 126 b of the German Civil Code, BGB). The proof of authorization may be transmitted to the Company by way of electronic communication determined by the management board and announced in the convention of the shareholders’ meeting.

5. Der Vorstand ist ermächtigt vorzusehen, dass Aktionäre ihre Stimmen, auch ohne an der Hauptversammlung teilzunehmen, schriftlich oder im Wege elektronischer Kommunikation abgeben dürfen (Briefwahl). Macht der Vorstand von dieser Ermächtigung Gebrauch, sind die näheren Einzelheiten in der Einberufung mitzuteilen	5. The management board is authorized to stipulate that shareholders are entitled to cast their vote, without being present, in writing or by way of electronic communication (vote by mail). If the management board makes use of this authorization, the details shall be announced in the convention.

6. Den vor Ort anwesenden und zur Teilnahme berechtigten Personen werden Eintrittskarten und Stimmzettel	6. Admission tickets and ballots shall be handed out to persons who are present and are allowed to participate in

24

ausgehändigt.	the meeting.
§ 14 Vorsitz in der Hauptversammlung	Section 14 Chair of Shareholders‘ Meeting

1. Die Hauptversammlung leitet der Vorsitzende des Aufsichtsrats, bei dessen Verhinderung ein anderes vom Aufsichtsrat zu bestimmendes Aufsichtsratsmitglied.	1. The shareholders’ meeting shall be chaired by the chairman of the supervisory board or if he is not available by another member of the supervisory board appointed by the supervisory board.

2. Der Versammlungsleiter leitet die Verhandlungen und bestimmt die Reihenfolge der Gegenstände der Tagesordnung sowie die Art und Form der Abstimmung.	2. The chairman shall lead the discussions and shall determine the order in which the items of the agenda shall be addressed as well as the type and form of voting.

3. Der Vorsitzende ist ermächtigt, das Frage- und Rederecht der Aktionäre zeitlich angemessen zu beschränken. Er ist dabei insbesondere berechtigt, zu Beginn der Hauptversammlung oder während ihres Verlaufs den zeitlichen Rahmen des Frage- und Rederechts für den gesamten Verlauf der Hauptversammlung, für die Aussprache insgesamt oder für die Aussprache zu den einzelnen Tagesordnungspunkten und/oder für die einzelnen Rede- oder Fragebeiträge angemessen festzusetzen. Soweit dies für eine ordnungsgemäße Durchführung der Hauptversammlung erforderlich ist, kann der Vorsitzende den Schluss der Debatte anordnen.	3. The chairman is authorized to reasonably limit, in terms of time, the shareholder’s right to ask questions and to speak. He may in particular at the beginning or in the course of the shareholders’ meeting reasonably limit the time frame to ask questions and to speak for the whole course of the shareholders’ meeting, for the discussion as a whole or on individual items of the agenda and/or for individual questions or speaking contributions. As far as necessary for the proper completion of the shareholders’ meeting, the chairman may order the end of the discussion.
§ 15 Beschlussfassung	Section 15 Adoption of Resolutions

Die Beschlüsse der Hauptversammlung werden, soweit nicht zwingende gesetzliche Vorschriften entgegenstehen, mit einfacher Mehrheit der abgegebenen Stimmen und, sofern das Gesetz außer Stimmenmehrheit eine Kapitalmehrheit vorschreibt, mit der einfachen Mehrheit des bei der Beschlussfassung vertretenen	Unless otherwise provided by statutory law, resolutions shall be adopted by a simple majority of votes cast and, as far as the statutory law requires a capital majority in addition to a majority of votes cast, resolutions shall be adopted by a simple majority of the share capital represented at the time the resolution is

25

Grundkapitals gefasst.	adopted.

VI. JAHRESABSCHLUSS	VI. ANNUAL FINANCIAL STATEMENTS

§ 16 Geschäftsjahr, Rechnungslegung	Section 16 Business Year, Accounting

1. Geschäftsjahr ist das Kalenderjahr.	1. The business year is the calendar year.

2. Der Vorstand hat in den ersten drei Monaten des Geschäftsjahres den Jahresabschluss für das vergangene Geschäftsjahr (Bilanz nebst Gewinn- und Verlustrechnung sowie Anhang) und den Lagebericht sowie - soweit rechtlich erforderlich - den Konzernabschluss und Konzernlagebericht aufzustellen und unverzüglich nach der Aufstellung dem Aufsichtsrat und dem vom Aufsichtsrat beauftragten Abschlussprüfer vorzulegen. Zugleich hat der Vorstand dem Aufsichtsrat den Vorschlag vorzulegen, den er der Hauptversammlung für die Verwendung des Bilanzgewinns machen will.	2. The management board shall prepare within the first three months of a business year the annual financial statement for the past business year (balance sheet in addition to income statement with notes) and the management report as well as - if legally necessary - the group financial statement and the group management report, and must submit these to the supervisory board and the auditor appointed by the supervisory board without undue delay. At the same time, the management board must submit to the supervisory board the proposal for the appropriation of profits which the management board wishes to present to the general shareholders' meeting.

3. Der Aufsichtsrat hat den Jahresabschluss, den Lagebericht und den Vorschlag für die Verwendung des Bilanzgewinns sowie den Konzernabschluss und Konzernlagebericht zu prüfen und über das Ergebnis schriftlich an die Hauptversammlung zu berichten. Er hat seinen Bericht innerhalb eines Monats, nachdem ihm die Vorlagen zugegangen sind, dem Vorstand zuzuleiten. Am Schluss des Berichts hat der Aufsichtsrat zu erklären, ob er den vom Vorstand aufgestellten Jahresabschluss und - soweit vorhanden - Konzernabschluss billigt. Billigt der Aufsichtsrat nach Prüfung den Jahresabschluss, ist dieser festgestellt.	3. The supervisory board has to review the annual financial statements, the management report and the proposal for appropriation of the net distributable profit as well as - if applicable - the group financial statements and group management report and has to report of its review in writing to the general shareholders' meetings on the results. The supervisory board must submit its report to the management board within one month after it has received the presented documents. At the end of the report, the supervisory board must declare whether it approves the annual financial statements and - if applicable - the group financial statements

26

prepared by the management board. Once the supervisory board has approved the annual financial statements following the examination, the annual financial statements are adopted.

§ 17 Verwendung des Jahresüberschusses	Section 17 Appropriation of Annual Profit

1. Stellen der Vorstand und der Aufsichtsrat den Jahresabschluss fest, so können sie Beträge bis zur Hälfte des Jahresüberschusses in andere Gewinnrücklagen einstellen. Sie sind darüber hinaus ermächtigt, weitere Beträge bis zu 100% des Jahresüberschusses in andere Gewinnrücklagen einzustellen, solange und soweit die anderen Gewinnrücklagen die Hälfte des Grundkapitals nicht übersteigen und auch nach der Einstellung nicht übersteigen würden.	1. Once the management board and the supervisory board have adopted the annual financial statements, they may transfer up to half of the annual profit into other retained earnings. They are additionally authorized to transfer further amounts up to 100% of the annual profit into other retained earnings as long as and to the extent that the other retained earnings do not exceed half of the share capital and will not exceed it after the transfer.

2. Bei der Errechnung des gemäß Absatz (1) in andere Gewinnrücklagen einzustellenden Teils des Jahresüberschusses sind vorweg Zuweisungen zur gesetzlichen Rücklage und Verlustvorträge abzuziehen.	2. In relation to the calculation of the portion of the annual profit that may be transferred into other retained earnings in accordance with paragraph (1), the allocations to the statutory provisions and losses carried forward must be deducted in advance.

IV. SCHLUSSBESTIMMUNGEN	IV. FINAL PROVISIONS

§ 18 Gründungsaufwand	Section 18 Incorporation Expenses
1. Die Gesellschaft trägt die mit dem Formwechsel der Gesellschaft in die Rechtsform der Aktiengesellschaft zusammenhängenden Kosten (Notar, Gericht, Berater etc.) bis zu einem Betrag von EUR 80.000.	1. The Company shall bear the costs related to the transformation of the Company into a stock corporation (Aktiengesellschaft) (Notary, Commercial Register, advisors, etc.) up to an amount of EUR 80.000.

2. § 33 (Gründungsaufwand) des Gesellschaftsvertrags der Innocoll GmbH	2. Section 33 (Incorporation Expenses) of the articles of association of Inno-

27

lautet wie folgt: Die Gesellschaft trägt die mit der Gründung zusammenhängenden Kosten (Notar, Gericht, Berater etc.) bis zu einem Betrag von EUR 2.000,00.	coll GmbH is as follows: The Company shall bear the costs related to its incorporation (Notary, Commercial Register, advisors, etc.) up to an amount of EUR 2,000.00.

§ 19 Maßgebliche Sprache	Section 19 Prevailing Language

Die deutsche Fassung dieser Satzung ist allein maßgeblich.	The German version of these Articles of Association shall prevail.

Ende der Satzung	End of Articles of Association

28